Power of Attorney

	Know all by these presents, that the undersigned hereby constitutes and appoints each of Paul A. Friedman, Patricia A.
Schreck and David C. Hastings, signing singly, the undersigneds true and lawful attorney in fact to:

(1) execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of Incyte Corporation (the Company), Forms 3, 4, and 5 (including amendments thereto) with respect to securities of the Company in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the Exchange
Act);

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 (or amendment thereto) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in facts discretion.

       The undersigned hereby grants to each such attorney fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with
Section 16 of the Exchange Act, and that this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigneds obligations under the Exchange Act. The undersigned further acknowledges that this Power of Attorney authorizes, but does not require, each such attorney in fact to act in their discretion on information provided to such attorney in fact without independent verification of such information.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys in fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23 day of March, 2004.


                           /s/ Paul A. Brooke
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                                   Signature


                               Paul A. Brooke
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